                                                                     EXHIBIT 4.2

                                TABLE OF CONTENTS

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ARTICLE 1. INTRODUCTION........................................................1

ARTICLE 2. ADMINISTRATION......................................................1

        2.1    Committee Composition...........................................1
        2.2    Committee Responsibilities......................................2

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.........................................2

        3.1    Basic Limitation................................................2
        3.2    Additional Shares...............................................2
        3.3    Dividend Equivalents............................................2

ARTICLE 4. ELIGIBILITY.........................................................2

        4.1    Incentive Stock Options.........................................2
        4.2    Other Grants....................................................2
        4.3    Prospective Employees and Consultants...........................2

ARTICLE 5. OPTIONS.............................................................3

        5.1    Stock Option Agreement..........................................3
        5.2    Number of Shares................................................3
        5.3    Exercise Price..................................................3
        5.4    Exercisability and Term.........................................3
        5.5    Effect of Transfer of Control...................................3
        5.6    Substitution of Options.........................................4
        5.7    Buyout Provisions...............................................4

ARTICLE 6. PAYMENT FOR OPTION SHARES...........................................4

        6.1    General Rule....................................................4
        6.2    Surrender of Stock..............................................4
        6.3    Exercise/Sale...................................................4
        6.4    Exercise/Pledge.................................................4
        6.5    Promissory Note.................................................5
        6.6    Other Forms of Payment..........................................5

ARTICLE 7. STOCK APPRECIATION RIGHTS...........................................5

        7.1    SAR Agreement...................................................5
        7.2    Number of Shares................................................5
        7.3    Exercise Price..................................................5
        7.4    Exercisability and Term.........................................5
        7.5    Effect of Transfer of Control...................................6
        7.6    Exercise of SARs................................................6
        7.7    Modification or Assumption of SARs..............................6
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE 8. RESTRICTED SHARES...................................................6

        8.1    Restricted Stock Agreement......................................6
        8.2    Payment for Awards..............................................6
        8.3    Vesting Conditions..............................................6
        8.4    Effect of Transfer of Control...................................7
        8.5    Voting and Dividend Rights......................................7

ARTICLE 9. STOCK UNITS.........................................................7

        9.1    Stock Unit Agreement............................................7
        9.2    Payment for Awards..............................................7
        9.3    Vesting Conditions..............................................7
        9.4    Effect of Transfer of Control...................................8
        9.5    Voting and Dividend Rights......................................8
        9.6    Form and Time of Settlement of Stock Units......................8
        9.7    Death of Recipient..............................................8
        9.8    Creditors' Rights...............................................8

ARTICLE 10. PROTECTION AGAINST DILUTION........................................9

        10.1   Adjustments.....................................................9
        10.2   Dissolution or Liquidation......................................9
        10.3   Reorganizations.................................................9

ARTICLE 11. DEFERRAL OF AWARDS.................................................9

ARTICLE 12. AWARDS UNDER OTHER PLANS..........................................10

ARTICLE 13. LIMITATION ON RIGHTS..............................................10

        13.1   Retention Rights...............................................10
        13.2   Stockholders' Rights...........................................10
        13.3   Regulatory Requirements........................................11

ARTICLE 14. WITHHOLDING TAXES.................................................11

        14.1   General........................................................11
        14.2   Share Withholding..............................................11

ARTICLE 15. FUTURE OF THE PLAN................................................11

        15.1   Term of the Plan...............................................11
        15.2   Amendment or Termination.......................................11
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE 16. DEFINITIONS.......................................................11

ARTICLE 17. EXECUTION.........................................................15
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                                     -iii-

                            Network Associates, Inc.

                            1997 Stock Incentive Plan
                          (as amended on June 24, 1999)


ARTICLE 1.     INTRODUCTION

        The Plan was adopted by the Board effective December 1, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.     ADMINISTRATION


        2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

               (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

               (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

        2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards,
(c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.     SHARES AVAILABLE FOR GRANTS

        3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 16,480,000 plus (b) the additional Common Shares described in
Section 3.2. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

        3.2 ADDITIONAL SHARES. If Restricted Shares, Stock Units, Options or SARs granted under this Plan or the Predecessor Plan are forfeited or if Options or SARs granted under this Plan or the Predecessor Plan terminate for any other reason before being exercised, then the corresponding Common Shares shall become available for Awards under this Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited.

        3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.     ELIGIBILITY

        4.1 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary on the date of grant shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

        4.2 OTHER GRANTS. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

        4.3    PROSPECTIVE EMPLOYEES AND CONSULTANTS. For purposes of this
Article 4, (a) "Employees" shall include prospective Employees to whom Awards are granted in connection with written offers of employment from the Company, a Parent or a Subsidiary and (b) "Consultants" shall include prospective Consultants to whom Awards are granted in connection with written offers of engagement from the Company, a Parent or a Subsidiary. If an ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.3). No Award granted to a prospective Employee or prospective Consultant shall become exercisable or vested unless and until his or her service as an Employee or Consultant commences.

ARTICLE 5.     OPTIONS

        5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

        5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

        5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Transfer of Control occurs with respect to the Company, except that the exercisability of an ISO shall not be accelerated without the Optionee's written consent. In addition, a separate agreement between the Optionee and the Company may provide that such Optionee's Options shall become exercisable as to all or part of the Common Shares subject to such Options in the event that a Transfer of Control occurs with respect to the Company.

        5.6 SUBSTITUTION OF OPTIONS. The Committee may accept the cancellation of outstanding options granted by another issuer in return for the grant of new Options under the Plan for the same or a different number of Common Shares and at the same or a different Exercise Price.

        5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.     PAYMENT FOR OPTION SHARES

6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

               (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

               (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

        6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

        6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the

Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

        6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided that the par value of the Common Shares being purchased under the Plan shall be paid in cash or cash equivalents.

        6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.     STOCK APPRECIATION RIGHTS

        7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

        7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Transfer of Control.

        7.5 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Optionee and the Company may provide that such Optionee's SARs shall become exercisable as to all or part of the Common Shares subject to such SARs in the event that a Transfer of Control occurs with respect to the Company.

        7.6 EXERCISE OF SARS. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.     RESTRICTED SHARES

        8.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical. Restricted Shares may be granted in consideration of a reduction in the recipient's other compensation.

        8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury, no cash consideration shall be required of the Award recipients. Any amount not paid in cash may be paid with a full-recourse promissory note.

        8.3 VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company's independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 300,000, subject to adjustment in accordance with
Article 10. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

        8.4 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Participant and the Company may provide that all or part of such Participant's Restricted Shares shall become vested in the event that a Transfer of Control occurs with respect to the Company.

        8.5 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.     STOCK UNITS

        9.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        9.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company's independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 300,000, subject to adjustment in accordance with
Article 10. A Stock Unit Agreement
may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

        9.4 EFFECT OF TRANSFER OF CONTROL. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Transfer of Control occurs with respect to the Company. In addition, a separate agreement between the Participant and the Company may provide that all or part of such Participant's Stock Units shall become vested in the event that a Transfer of Control occurs with respect to the Company.

        9.5 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.6 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

        9.7 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient's death shall be distributed to the recipient's estate.

        9.8 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.    PROTECTION AGAINST DILUTION

        10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

               (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

               (b) The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;

               (c) The number of Common Shares covered by each outstanding Option and SAR;

               (d) The Exercise Price under each outstanding Option and SAR; or

               (e) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        10.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        10.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 11.    DEFERRAL OF AWARDS

        The Committee (in its sole discretion) may permit or require a Participant to:

               (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

               (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

               (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR, or the settlement of Stock Units, converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

ARTICLE 12.    AWARDS UNDER OTHER PLANS

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 13.    LIMITATION ON RIGHTS

        13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

        13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14.    WITHHOLDING TAXES

        14.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        14.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 15.    FUTURE OF THE PLAN

        15.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on June 5, 1997. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

        15.2 AMENDMENT OR TERMINATION. The Board or the Committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 16.    DEFINITIONS

        16.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

        16.2 "AWARD" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        16.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

        16.4   "CODE" means the Internal Revenue Code of 1986, as amended.

        16.5   "COMMITTEE" means a committee of the Board, as described in
Article 2.

        16.6 "COMMON SHARE" means one share of the Common Stock of the Company.

        16.7   "COMPANY" means Network Associates, Inc., a Delaware corporation.

        16.8 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        16.9 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        16.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        16.11 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        16.12 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        16.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

        16.14 "NSO" means a stock option not described in sections 422 or 423 of the Code.

        16.15 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

        16.16 "OPTIONEE" means an individual or estate who holds an Option or SAR.

        16.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        16.18 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        16.19  "PARTICIPANT" means an individual or estate who holds an Award.

        16.20 "PLAN" means this Network Associates, Inc. 1997 Stock Incentive Plan, as amended from time to time.

        16.21 "PREDECESSOR PLAN" means the Network Associates, Inc. 1995 Stock Incentive Plan, as amended.

        16.22  "RESTRICTED SHARE" means a Common Share awarded under the Plan.

        16.23 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

        16.24  "SAR" means a stock appreciation right granted under the Plan.

        16.25 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        16.26 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        16.27 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

        16.28 "STOCK UNIT AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        16.29 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        16.30  "TRANSFER OF CONTROL" shall mean:

               (a) The direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company wherein the stockholders of the

        Company immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such sale or exchange;

               (b) A merger or consolidation wherein the stockholders of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such merger or consolidation;

               (c) The sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations (the "Transferee Corporation(s)") wherein the stockholders of the Company immediately before such sale, exchange, or transfer retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Transferee Corporation(s) immediately after such event; or

               (d) A liquidation or dissolution of the Company.

ARTICLE 17.    EXECUTION

        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                         Network Associates, Inc.




                                         By:
                                             -----------------------------------

               NETWORK ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN

                                   APPENDIX A

                              PERFORMANCE CRITERIA


               Cash Flow                         Expense Reduction
               Earnings per Share                Growth in Bookings
               Gross Margin                      Growth in Revenue
               Net Income                        Stock Price Increase
               Operating Income
               Operating Margin
               Pre-Tax Profit
               Return on Assets
               Return on Capital
               Return on Stockholder Equity

               Growth in any of the above
               measures

               NETWORK ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN

                                   APPENDIX B

                        OPTION GRANTS IN THE NETHERLANDS

        This Appendix B to the Network Associates, Inc. 1997 Stock Incentive Plan (the "Plan") sets forth special rules under which Options may be granted to Employees and Consultants in The Netherlands who are subject to Dutch tax laws on the date of option grant, as specified in the applicable Stock Option Agreement (the "Date of Option Grant"). Such Employees and Consultants are referred to herein as the "Dutch Residents." To the extent that the rules in this Appendix B are not consistent with the provisions of the Plan, this Appendix B shall govern. In all other respects, the provisions of the Plan (including its definitions) shall apply to this Appendix B.

        1. EXERCISE PRICE. The Exercise Price of an Option granted to a Dutch Resident, as specified in the applicable Stock Option Agreement (the "Exercise Price"), shall not be less than the Fair Market Value of a Common Share on the Date of Option Grant.

        2. EXERCISABILITY. Options granted to a Dutch Resident shall be exercisable immediately upon grant.

        3. RIGHT OF REPURCHASE. If a Dutch Resident ceases to be an Employee or Consultant for any reason before the fourth anniversary of the Date of Option Grant, the Company shall have the right to repurchase all or a portion of the Common Shares (if any) that such Dutch Resident acquired by exercising such Option. The repurchase price per share shall be equal to the Exercise Price per share. Prior to the first anniversary of the Date of Option Grant, the right of repurchase shall apply to all of the Common Shares that the Dutch Resident acquired by exercising the Option. After 12 months of continuous service as an Employee or Consultant following the Date of Option Grant, the right of repurchase shall lapse with respect to 25% of the Common Shares subject to the Option. Thereafter, the right of repurchase shall lapse with respect to an additional 2.08333% of the Common Shares subject to the Option for each additional month of continuous service as an Employee or Consultant. A Dutch Resident shall not sell, pledge or otherwise transfer the Common Shares that he or she acquired by exercising an Option as long as such Common Shares remain subject to the Company's right of repurchase.

        4. EXPIRATION DATE. All Options granted to Dutch Residents shall expire on the fifth anniversary of the Date of Option Grant.